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                                                                    EXHIBIT 11.1





                    MOLECULAR DYNAMICS, INC. AND SUBSIDIARIES

                STATEMENT RE: COMPUTATION OF NET INCOME PER SHARE
                      (in thousands, except per share data)



                                                   THREE MONTHS
                                                       ENDED
                                                     MARCH 31,
                                                     ---------
                                                1997          1996
                                                ----          ----

Net income                                    $ 1,060       $   286
                                              -------       -------

Weighted average shares outstanding:
     Common stock                               9,951        10,121
     Common stock equivalents - options         1,117           771
                                              -------       -------
                                               11,068        10,892
                                              -------       -------
Net income per share                          $  0.10       $  0.03
                                              =======       =======